UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

During an investor conference call today that was webcast and for which Arbitron Inc. (the "Company") provided notice via a press release, Sean R. Creamer, Executive Vice President and Chief Financial Officer of Arbitron Inc., made the following statement:

After the market closed on Monday January 11, 2010, Arbitron Inc. notified Chairman Towns and the staff of the House Oversight and Government Reform Committee that the Company had learned that during testimony before the Committee on December 2, 2009, Michael Skarzynski, then the Chief Executive Officer and President of Arbitron, testified that he had personally participated in a November 2009 training visit to a home of Arbitron panelists with other Arbitron personnel. This testimony was erroneous. While Arbitron personnel did participate in a home visit in November 2009, Mr. Skarzynski did not personally participate. Arbitron sincerely regrets the misstatement and has requested that the Committee correct the record in connection with its official transcript of the hearing. Honesty and integrity are the cornerstones of Arbitron’s values. We take any acts inconsistent with these values very seriously. Accordingly, Michael submitted his resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

January 12, 2010	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President and Chief Legal Officer, Legal and Business Affairs & Secretary